UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

(Date of report)	August 1, 2007
(Date of earliest event reported)	August 1, 2007
Northern Border Pipeline Company
(Exact name of registrant as specified in its charter)

Texas (State or other jurisdiction of incorporation)	333-88577 (Commission File Number)	74-2684967 (IRS Employer Identification No.)
13710 FNB Parkway, Omaha, Nebraska
(Address of principal executive offices)
68154-5200
(Zip code)
(402) 492-7300
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Securities Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02 Results of Operations and Financial Condition.
The information disclosed under Item 7.01 below is incorporated herein by reference.
ITEM 7.01 Regulation FD Disclosure.
Our summarized operating and financial information for the three and six months ended June 30, 2007 and 2006 and as at June 30, 2007 and December 31, 2006 is as follows:

	Three months ended June 30		Six months ended June 30
(unaudited)	2007	2006	2007	2006

Operating Results
Gas delivered (million cubic feet)	187,213	180,287	387,201	390,998
Average throughput (million cubic feet per day)	2,105	2,024	2,192	2,213

Financial Results (millions of U.S. dollars)
Operating revenues	68.8	71.5	148.4	151.3
Operating expenses
Operations and maintenance	14.4	12.7	24.8	22.1
Depreciation and amortization	15.2	14.8	30.5	29.4
Taxes other than income	7.9	8.0	15.3	16.1

Total operating expenses	37.5	35.5	70.6	67.6

Operating income	31.3	36.0	77.8	83.7
Interest expense, net	10.8	10.9	21.6	21.6
Other income, net	0.5	0.3	0.9	0.7

Net income	21.0	25.4	57.1	62.8

Capital Expenditures (millions of U.S. dollars)
Maintenance	6.8	3.8	7.2	7.1
Growth	—	3.1	—	9.7

	June 30,	December 31,
	2007	2006
	(unaudited)	(unaudited)

Summary Balance Sheet Data (millions of U.S. dollars)

Total assets	1,514.5	1,544.7

Current liabilities and deferred credits and other	54.5	49.8
Long-term debt (including current maturities and notes payable)	609.2	619.8
Partners’ capital	850.7	874.1
Accumulated other comprehensive income	0.1	1.0

Total liabilities and partners’ equity	1,514.5	1,544.7

Our net income in the second quarter of 2007 decreased $4.4 million compared to the same period last year. The decrease in our net income was due primarily to lower revenues and increased operating expenses. Total operating revenues were lower by $2.7 million in the current period as compared to the second quarter of 2006 mainly due to the January 1, 2007 implementation of lower long-term transportation rates as well as the implementation of varying seasonal rates as a result of the settlement of our 2005 rate case; partially offset by increased revenues from the

Chicago III Expansion Project and other transportation services. Operating expenses were higher in the current period primarily due to a transition related charge of $2.3 million to be paid to ONEOK Partners, L.P. related to the reimbursement for shared capital assets previously used to support our operations.
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Northern Border Pipeline Company By: TransCanada Northern Border Inc., Operator
Date: August 1, 2007	By:	/s/ Patricia M. Wiederholt
Patricia M. Wiederholt
Principal Financial Officer and Controller

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